                                                                  ATTACHMENT C



               Consent of Independent Certified Public Accountants




Board of Directors
The Travelers Life and Annuity Company


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/KPMG LLP
Hartford, Connecticut
May 23, 2000